                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-37102
                    5 1/4% Convertible Senior Notes due 2010 CUSIP No. 65332VAY9



                            NEXTEL COMMUNICATIONS, INC.

                     PROSPECTUS SUPPLEMENT DATED JULY 20, 2000
                         TO PROSPECTUS DATED JUNE 16, 2000

            The selling security holders table on pages 18 - 22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 5 1/4% convertible senior notes due 2010:


                                                       Convertible  Notes                Common Stock
                                                    -----------------------------    -----------------------
                                                     Principal        Principal
                                                     Amount of        Amount of      Number of     Number of
                                                    Convertible      Convertible      Shares         Shares
 Name of Selling Security Holder                    Notes Owned     Notes Offered     Owned         Offered
 -------------------------------                    -----------     -------------    ---------     ---------
Bank Austria Cayman Island, Ltd.                     5,900,000        5,900,000         -0-           -0-
BT Equity Strategies                                 1,000,000        1,000,000         -0-           -0-
Delphi Financial Group, Inc.                          100,000          100,000          -0-           -0-
Ramius Capital Group Holdings, Ltd.                   500,000          500,000          -0-           -0-
RCG Latitude Master Fund                              100,000          100,000          -0-           -0-